Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-120427) pertaining to the 1995 Stock Option Plan of Goodrich Petroleum Corporation,
2.	Registration Statement (Form S-8 No. 333-138156) pertaining to the 2006 Long-Term Incentive Plan of Goodrich Petroleum Corporation and subsidiary,
3.	Registration Statement (Form S-3 No. 333-203911) pertaining to Goodrich Petroleum Corporation Shelf Registration, and
4.	Registration Statement (Form S-3 No. 333-204399) pertaining to Goodrich Petroleum Corporation Common Stock Warrants.

of our reports dated March 30, 2016, with respect to the consolidated financial statements of Goodrich Petroleum Corporation and subsidiary and the effectiveness of internal control over financial reporting of Goodrich Petroleum Corporation and subsidiary included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Houston, Texas
March 30, 2016